                                                                     Exhibit 1.1

                      LIBERTY PROPERTY LIMITED PARTNERSHIP

                      (a Pennsylvania Limited Partnership)

                    $150,000,000 6.375% SENIOR NOTES DUE 2012

                             UNDERWRITING AGREEMENT

                                                                 August 19, 2002

Lehman Brothers Inc.,
Banc One Capital Markets, Inc.
Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
Wachovia Securities, Inc.


c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Dear Sirs:

Liberty Property Trust, a Maryland real estate investment trust (the "Company"), and Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Operating Partnership" and, together with the Company, the "Transaction Entities"), each wishes to confirm as follows its agreement with Lehman Brothers Inc., Banc One Capital Markets, Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and Wachovia Securities, Inc. (the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 9 of this Agreement), with respect to the sale by the Operating Partnership and the purchase by the Underwriters, acting severally and not jointly, of $150,000,000 aggregate principal amount of its 6.375% Senior Notes due 2012 (the "Notes"), as further described on Schedule II hereto.

                  Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus (as herein defined).

                  1. Representations, Warranties and Agreements of the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents, warrants and agrees that, as of the date hereof:

                           (a) A registration statement on Form S-3 (No.
                  333-39282)(the "Registration statement") and any amendments thereto, with respect to one or more series of debt securities of the Operating Partnership has (i) been prepared by the Company and the Operating Partnership in conformity with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act; and the indenture, dated as of October 24, 1997 as supplemented to the date hereof (the "Indenture"), between the Operating Partnership and Bank One Trust Company, N.A. (as successor to The First National Bank of Chicago), as trustee (the "Trustee") has been qualified, and the Sixth Supplemental Indenture, to be dated as of August 22, 2002, between the Operating Partnership and the Trustee (the "Supplemental Indenture"), pursuant to which the Notes shall be issued, will be qualified, under the Trust Indenture Act of 1939 (the "Trust Indenture Act"). Copies of such registration statement and any amendments thereto have been delivered by the Company to you. As used in this Agreement, "Effective Time" means, for the Registration Statement, the date and the time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means, for the Registration Statement, the date of the Effective Time; "Preliminary Prospectus" means any prospectus included in the Registration Statement, or amendments thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means the Registration Statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of such registration statement as of the respective Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations, and shall include any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. Any reference herein to the Registration Statement, the Prospectus or a Preliminary Prospectus shall be deemed to include the documents incorporated or deemed to be incorporated by reference therein which were filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                           (b) Each Preliminary Prospectus, if any, included as
                  part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Rules and Regulations, complied when so filed in all material respects with the provisions of the Securities Act and the rules and regulations thereunder, and each Preliminary

                  Prospectus, if any, delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           (c) The Registration Statement conforms in all
                  material respects, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act, the Rules and Regulations and the Trust Indenture Act and the rules and regulations thereunder, and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date and at the Delivery Date (as defined below) (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made); provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein. The Indenture conforms, and the Supplemental Indenture will conform, in all material respects to the requirements of the Trust Indenture Act and the rules and regulations thereunder; provided, however, that no representation or warranty is made as to information contained in or omitted from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of the Trustee under the Indenture. The Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           (d) The documents incorporated or deemed to be
                  incorporated by reference in the Registration Statement as of the applicable Effective Date, the Prospectus as of its date or any Preliminary Prospectus as of its date, complied in all material respects with the Exchange Act and the rules and regulations thereunder, and none of such documents, at such dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (e) No stop order suspending the effectiveness of the
                  Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of either of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of either of the Transaction Entities, after due inquiry of the Commission, threatened by the Commission or by the state securities authority of any jurisdiction.

                           (f) The Company has been duly formed and is validly
                  existing as a real estate investment trust in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement. None of the subsidiaries of the Company (other than the Operating Partnership) is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations. Except as described in the Prospectus and other than the Property Affiliates (as defined herein) and the Operating Partnership, Development Corp. and SP Trust, the Company owns no direct or indirect equity interest in any entity, except for such interests as, in the aggregate, are not material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and its subsidiaries considered as a single enterprise.

                           (g) All of the issued shares of beneficial interest
                  of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus. Except as disclosed in the Prospectus and with respect to the Trust's Amended and Restated Share Incentive Plan (the "Share Incentive Plan"), the Company's Employee Stock Purchase Plan and the Company's Dividend Reinvestment and Share Purchase Plan, no shares of beneficial interest of the Company are reserved for any purpose and except for the equity interests in the Operating Partnership ("Units") and options to purchase shares of beneficial interest issued pursuant to the Share Incentive Plan, there are no outstanding securities convertible into or exchangeable for any shares of beneficial interest of the Company, and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of beneficial interest or any other securities of the Company.

                           (h) The Operating Partnership has been duly formed
                  and is validly existing as a limited partnership in good standing under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (each such jurisdiction as provided in Schedule III), and has all partnership power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement. The Company is the sole general partner of the Operating Partnership. The limited partnership agreement of the Operating Partnership, as amended (the "Operating Partnership Agreement") is in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Prospectus. The owner's equity of the Operating Partnership is as described in the Prospectus. All of the Units have been duly and validly authorized and issued, are fully paid and, to the extent that such interests are owned by the Company, are owned by the Company free and clear of all liens, encumbrances, equities or claims.

                           (i) Liberty Property Development Corp. ("Development
                  Corp.") has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. All of the issued and outstanding capital stock of Development Corp. has been duly authorized and validly issued and is fully paid and non-assessable, has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and all of the capital stock of Development Corp. owned by the Operating Partnership, as described in the Prospectus, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities. No shares of capital stock of Development Corp. are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock of Development Corp., and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of Development Corp.

                           (j) Liberty Property Development Corp-II
                  ("Development-II") has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. All of the issued and outstanding capital stock of Development-II has been duly authorized and validly issued and is fully paid and non-assessable, has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and all of the capital stock of Development-II owned by the Operating Partnership, as described in the Prospectus, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities. No shares of capital stock of Development-II are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock of Development-II, and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of Development-II.

                           (k) Liberty Property Development Corp.-III
                  ("Development-III") has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. All of the issued and outstanding capital stock of Development-III has been duly authorized and validly issued and is fully paid and non-assessable, has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and all of the capital stock of Development-III owned by the Operating Partnership, as described in the Prospectus, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities. No shares of capital stock of Development-III are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock of Development-III, and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of Development-III.

                           (l) Liberty Property Special Trust ("SP Trust") has
                  been duly organized and is validly existing as a business trust in good standing under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. All of the issued and outstanding equity interests of SP Trust have been duly authorized and validly issued and are fully paid and non-assessable, has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and all of the equity interests of SP Trust are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities. No shares of equity interests of SP Trust are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any equity interests of SP Trust and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such equity interests or any other securities of SP Trust

                           (m) Each of those certain partnerships, limited
                  liability companies or other entities holding title to one or more of the Properties (the "Property Affiliates") are the only entities other than the Operating Partnership, SP Trust, Liberty Property Philadelphia Corp., a Pennsylvania corporation and Liberty Property Philadelphia Trust, a Pennsylvania trust, through which the Company and the Operating Partnership own interests in the Properties. Each of the Property Affiliates has been duly organized and is validly existing as a limited partnership, limited liability company or other entity, is duly qualified to do business and is in good standing under the laws of the jurisdiction in which it was organized, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. Except as set forth in the Prospectus, all of the ownership interests of each Property Affiliate have been duly and validly authorized and issued, are fully paid and non-assessable and all of the ownership interests owned directly or indirectly by the Company and the Operating Partnership, as described in the Prospectus, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities.

                           (n) The Notes have been duly and validly authorized
                  and, when duly executed, authenticated, issued and delivered against payment therefor as provided herein and in the Indenture, will be duly and validly issued and outstanding, and shall constitute valid and binding obligations on the part of the Operating Partnership, entitled to the benefits of the Indenture, and enforceable against the Operating Partnership in accordance with their terms. Upon payment of the purchase price and delivery of the Notes in accordance herewith, each of the Underwriters will receive good, valid and marketable title to the Notes, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims, restrictions and equities.

                           (o) The Indenture has been duly and validly
                  authorized, executed and delivered by the Operating Partnership and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms; the Supplemental Indenture will be duly and validly authorized and, when duly executed and delivered by the Operating Partnership (assuming due execution and delivery by the Trustee), will constitute a valid and binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms; the Notes, the Indenture and the Supplemental Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

                           (p) (A) This Agreement has been duly and validly
                  authorized, executed and delivered by each of the Transaction Entities, and assuming due authorization, execution and delivery by the Underwriters, is a valid and binding agreement of each of the Transaction Entities, enforceable against the Transaction Entities in accordance with its terms; and (B) the Operating Partnership Agreement and the partnership agreement of each Property Affiliate have been duly and validly authorized, executed and delivered by the parties thereto and are valid and binding agreements of the parties thereto, enforceable against such parties in accordance with their terms.

                           (q) The execution, delivery and performance of this
                  Agreement by each of the Transaction Entities, the execution, delivery and performance of the Indenture by the Operating Partnership and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Transaction Entities is a party or by which either of the Transaction Entities is bound or to which any of the Properties or other assets of either of the Transaction Entities is subject, nor will such actions result in any violation of the provisions of the charter, by-laws, certificate of limited partnership or agreement of limited partnership of either of the Transaction Entities, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of the Transaction Entities or any of their properties or assets; and except for the registration of the Notes under the Securities Act and the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Transaction Entities or the Indenture by the Operating Partnership, the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Notes.

                           (r) No event has occurred and is continuing that, had
                  the Notes been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default (as defined in the Indenture) under the Indenture.

                           (s) Other than as described in the Prospectus, as
                  disclosed to Lehman Brothers Inc. and other than rights of certain persons who have contributed Properties to the Partnership in exchange for Units and persons whose securities are already registered under the Securities Act, and except with respect to certain persons who may acquire preferred shares of the Company in exchange for preferred units of partnership interest in the Operating Partnership, there are no contracts, agreements or understandings between the Transaction Entities and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of either of the Transaction Entities owned or to be owned by such person or to require either of the Transaction Entities to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Transaction Entities under the Securities Act.

                           (t) Except as described or contemplated in the
                  Prospectus or pursuant to the Share Incentive Plan, and except for the issuance of common shares in exchange for Units, neither Transaction Entity has sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulations D or S under, the Securities Act.

                           (u) Neither of the Transaction Entities nor any of
                  the Properties has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock or long-term debt of either of the Transaction Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting the Properties or the general affairs, management, financial position, shareholders' equity or results of operations of either of the Transaction Entities, other than as set forth or contemplated in the Prospectus.

                           (v) The financial statements (including the related
                  notes and supporting schedules thereto) filed as part of, or incorporated by reference in, the Registration Statement and the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The Company's ratios of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus under the captions "Certain Ratios" and in Exhibit
                  12.1 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. Pro forma financial information included in or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act, the Rules and Regulations and AICPA guidelines with respect to pro forma financial information and includes all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of operations for the respective periods specified.

                           (w) Ernst & Young LLP, who have certified certain
                  financial statements of the Operating Partnership, whose reports appear in the Prospectus or are incorporated by reference therein and who have delivered the initial letter referred to in Section 7(f) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                           (x) (A) The Operating Partnership and the Property
                  Affiliates have good and marketable title to each of the Properties, free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectus, those relating to certain intra-company debt with respect to Development, Development-II and Development III or those which are not material in amount or those which would not have a material adverse effect on the business, operations, use or value of any of the Properties;
                  (B) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of any Transaction Entity which are required to be disclosed in the Prospectus are disclosed therein; (C) except as otherwise described in the Prospectus, neither Transaction Entity and, to the knowledge of the Transaction Entities, no tenant of any of the Properties is in default under (i) any space leases (as lessor or lessee, as the case may be) relating to the Properties, or (ii) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, in each case which default would have a material adverse effect on the applicable Property, and neither Transaction Entity knows of any event which, but for the passage of time or the giving of notice, or both, would constitute such a default under any of such documents or agreements; (D) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not have a material adverse effect on the business operations, use or value of such Property; and (E) neither Transaction Entity has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will in any material manner adversely affect the size of, use of, improvements on, construction on or access to the Properties.

                           (y) The mortgages and deeds of trust which encumber
                  the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties.

                           (z) The Operating Partnership and the Property
                  Affiliates have obtained title insurance on the fee or leasehold interests in each of the Properties, in an amount at least equal to the greater of (A) the mortgage indebtedness of each such Property or (B) the purchase price (exclusive of improvements) of each such Property.

                           (aa) Except as disclosed in the Prospectus and except
                  such as in each case would not have a material adverse effect on any Property, Property Affiliate, or Transaction Entity or any of their subsidiaries, taken together as a whole; (A) to the knowledge of the Transaction Entities, after due inquiry,
                  (i) the operations of the Company, the Operating Partnership, Development Corp., Development II, Development III and SP Trust, and (ii) the Properties are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (B) to the knowledge of the Transaction Entities, after due inquiry, none of the Transaction Entities, the Property Affiliates or any Property has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property, and no condition exists on, in, under or adjacent to any Property that could result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below), under any Environmental Law; (C) none of the Transaction Entities or Property Affiliates has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property; (D) neither of the Transaction Entities has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming, any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property; and (E) no Property is included or, to the knowledge of the Transaction Entities, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and neither of the Transaction Entities has actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Transaction Entities, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

                  As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R.
                  Section 172.101, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C.
                  Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the Environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance.

                           (bb) Each Transaction Entity and each of their
                  subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and as is customary for companies engaged in similar businesses in similar industries; and each Property carries, or is covered by, insurance covering the value of such Property.

                           (cc) Each Transaction Entity owns or possesses
                  adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

                           (dd) Except as described in the Prospectus, there are
                  no legal or governmental proceedings pending to which either Transaction Entity or their subsidiaries is a party or of which any property or assets of either Transaction Entity or their subsidiaries is the subject which, if determined adversely to such Transaction Entity or subsidiary, could reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company; and to the knowledge of the Transaction Entities, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                           (ee) There are no contracts or other documents which
                  are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

                           (ff) No relationship, direct or indirect, exists
                  between or among either of the Transaction Entities on the one hand, and the trustees, officers, shareholders, customers or suppliers of the Transaction Entities on the other hand, that is required to be described in the Prospectus that is not so described.

                           (gg) No labor disturbance by the employees of either
                  Transaction Entity exists or, to the knowledge of the Transaction Entities, is imminent which might be expected to have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations, business or prospects of such Transaction Entity.

                           (hh) Each "pension plan" for which either Transaction
                  Entity would have any liability that is intended to be qualified under section 401(a) of the Code is (i) so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification and (ii) in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); to the knowledge of the Transaction Entities, after due inquiry, no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which either Transaction Entity would have any liability; neither Transaction Entity has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and.

                           (ii) Each Transaction Entity and their subsidiaries
                  has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no material tax deficiency has been determined adversely to either Transaction Entity or their subsidiaries which has had (nor does either Transaction Entity have any knowledge of any tax deficiency which, if determined adversely to it might have) a material adverse effect on the financial position, shareholders' equity, results of operations, business or prospects of such Transaction Entity or subsidiary.

                           (jj) At all times since June 16, 1994, the Company,
                  the Operating Partnership, Development Corp., Development II, Development III and SP Trust have been, and upon the sale of the Notes will continue to be, organized and operated in conformity with the requirements for qualification and taxation of the Company as a real estate investment trust under the Code and the proposed method of operation of the Company, the Operating Partnership, Development Corp., Development II, Development III and SP Trust will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

                           (kk) Since the date as of which information is given
                  in the Prospectus through the date hereof, and except as may otherwise be disclosed or contemplated in the Prospectus, neither Transaction Entity has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business nor (iv) declared or paid any dividend on its capital stock (other than regular quarterly dividends).

                           (ll) Each Transaction Entity and each of their
                  subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                           (mm) No Transaction Entity or any of their
                  subsidiaries (i) is in violation of its charter, by-laws, certificate of limited partnership, agreement of limited partnership or other similar organizational document, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of the Properties or any of its other properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of the Properties or any of its other properties or assets or to the conduct of its business.

                           (nn) Neither Transaction Entity, nor any trustee,
                  officer, agent, employee or other person associated with or acting on behalf of either Transaction Entity, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                           (oo) Neither Transaction Entity nor any of their
                  subsidiaries is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                           (pp) Other than this Agreement and as set forth in
                  the Prospectus under the heading "Underwriting," there are no contracts, agreements or understandings between either Transaction Entity and any person that would give rise to a valid claim against either Transaction Entity or any Underwriter for a brokerage commission, finder's fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

                           (qq) Each Transaction Entity has complied with all
                  applicable provisions of Florida Statutes Section 517.075, relating to issuers doing business with Cuba.

                  2. Purchase of the Notes by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Operating Partnership agrees to sell to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Operating Partnership, the respective principal amount of Notes set forth opposite that Underwriter's name in Schedule I hereto at the purchase price set forth in Schedule II hereto plus accrued interest, if any, from the date specified in Schedule II hereto to the date of payment and delivery.

                  3. Offering of Notes by the Underwriters. The several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in the Prospectus.

                  4. Delivery of and Payment for the Notes. Delivery of and payment for the Notes shall be made at the office of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or on the fourth full business day if this Agreement is executed after the daily closing time of the New York Stock Exchange (unless postponed in accordance with the provisions of Section 9 hereof), or at such other date or place as shall be determined by agreement between the Underwriters and the Operating Partnership. This date and time are sometimes referred to as the "Delivery Date." On the Delivery Date, the Operating Partnership shall deliver or cause to be delivered the Notes to the Underwriters for the account of each Underwriter against payment to or upon the order of the Operating Partnership of the purchase price by certified or official bank check or checks payable in same day funds or, at the discretion of the Operating Partnership, by wire transfer in same day funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Notes shall be registered in such names and in such denominations as the Underwriters shall request in writing not less than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the Notes, the Operating Partnership shall make the Notes available for inspection by the Underwriters in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Delivery Date.

                  5. Further Agreements of the Transaction Entities. Each of the Transaction Entities jointly and severally agrees:

                           (a) To prepare the Prospectus in a form approved by
                  the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except in accordance with Section 5(e) hereof and except for the Form 8-K; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                           (b) To furnish promptly to the Underwriters and to
                  counsel for the Underwriters such number of conformed copies as the Underwriters shall reasonably request of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith or incorporated by reference therein and all documents incorporated by reference therein;

                           (c) To deliver promptly to the Underwriters such
                  number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the applicable Effective Time in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance. The aforementioned documents furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           (d) To file promptly with the Commission any
                  amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or counsel for the Underwriters, be required by the Securities Act or requested by the Commission;

                           (e) Prior to filing with the Commission any amendment
                  to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters within a reasonable period of time prior to the filing thereof, and that filing thereof shall not occur if the Underwriters shall have objected in good faith thereto;

                           (f) The Operating Partnership will make generally
                  available to its security holders as soon as practicable but no later than 60 days after the close of the period covered thereby an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and

                  Regulations), which need not be certified by independent certified public accountants unless required by the Securities Act or the Rules and Regulations, covering a twelve-month period commencing after the "effective date" (as defined in said Rule 158) of the Registration Statement;

                           (g) For a period of five years following the
                  applicable Effective Date, to furnish to the Underwriters copies of all materials furnished by the Operating Partnership to its shareholders and all public reports and all reports and financial statements furnished by the Operating Partnership to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

                           (h) Promptly from time to time to take such action as
                  the Underwriters may reasonably request to qualify the Notes for offering and sale under the securities, real estate syndication or Blue Sky laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, except that the Operating Partnership shall not be required in connection therewith to qualify as a foreign corporation or to execute a consent to service of process in any jurisdiction;

                           (i) Until the Delivery Date, neither the Operating
                  Partnership nor the Company will, directly or indirectly, offer for sale, contract to sell, sell or otherwise dispose of, or register for sale under the Securities Act, any debt securities, or sell or grant options, rights or warrants with respect to any debt securities, without the prior written consent of Lehman Brothers Inc.;

                           (j) To apply the net proceeds from the sale of the
                  Notes in accordance with the description set forth in the Prospectus under the caption "Use of Proceeds";

                           (k) To take such steps as shall be necessary to
                  ensure that none of the Company, the Operating Partnership or any of their subsidiaries shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder;

                           (l) Except as stated in this Agreement and in the
                  Preliminary Prospectus, if any, and Prospectus, neither Transaction Entity has taken, nor will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes;

                           (m) The Company will use its best efforts to continue
                  to meet the requirements to qualify as a "real estate investment trust" under the Code; and

                           (n) If this Agreement shall be terminated by the
                  Underwriters because of any failure or refusal on the part of the Transaction Entities to comply with the terms or fulfill any of the conditions of this Agreement, the Transaction Entities jointly and severally agree to reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

                  6. Expenses. The Transaction Entities jointly and severally agree to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Notes; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Notes; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in
Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the fees paid to rating agencies in connection with the rating of the Notes; and (i) all other costs and expenses incident to the performance of the obligations of the Transaction Entities under this Agreement; provided that, except as provided in this Section 6 and in Section 12, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Underwriters.

                  7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Transaction Entities contained herein, to the performance by each Transaction Entity of its obligations hereunder, and to each of the following additional terms and conditions:

                           (a) If, at the time this Agreement is executed and
                  delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Notes may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required to have been made by such time by Rules 424 and 430A under the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Transaction Entities or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriters.

                           (b) Subsequent to the effective date of this
                  Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, business, properties, net worth, or results of operations of either Transaction Entity or any of their subsidiaries or any Property not contemplated by the Prospectus, which in the reasonable opinion of the Underwriters, would materially adversely affect the market for the Notes, or (ii) any event or development relating to or involving either Transaction Entity, or any partner, officer, director or trustee of either Transaction Entity, which makes any statement of a material fact made in the Prospectus untrue or which, in the reasonable opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the reasonable opinion of the Underwriters or their counsel, materially adversely affect the market for the Notes.

                           (c) All corporate and partnership proceedings and
                  other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Notes, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the Indenture, the Notes, the Registration Statement and the Prospectus and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Transaction Entities shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                           (d) (A) Morgan Lewis & Bockius LLP shall have
                  furnished to the Underwriters its written opinion, as counsel to the Transaction Entities, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

                                    (i) The Company is in good standing as a
                           foreign trust or corporation in those jurisdictions listed in such opinion.

                                    (ii) The Operating Partnership is validly
                           existing as a limited partnership under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business as a foreign limited partnership in Florida, Kansas, Maryland, Michigan, Minnesota, New Jersey, North Carolina, South Carolina, Texas, Virginia and Wisconsin, and has all partnership power and authority necessary to own or hold its properties, to conduct the business in which it is engaged as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement. The Company is the sole general partner of the Operating Partnership. The Operating Partnership Agreement is in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Prospectus. All of the partnership interests of the Operating Partnership have been duly and validly authorized and issued, are fully paid and, to the extent that such interests are owned by the Company, are owned by the Company free and clear of all liens, encumbrances, equities or claims.

                                    (iii) Development Corp. is validly existing
                           as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing as a foreign corporation in Florida, Maryland, Michigan, Minnesota, New Jersey, North Carolina, Virginia and Wisconsin, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock of Development Corp. has been duly authorized and validly issued and is fully paid and non-assessable, has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and all of the capital stock of Development Corp. owned by the Operating Partnership, as described in the Prospectus, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities.

                                    (iv) Development-II is validly existing as a
                           corporation in good standing under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing as a foreign corporation in Florida and Texas, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock of Development-II has been duly authorized and validly issued and is fully paid and non-assessable, has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and all of the capital stock of Development-II owned by the Operating Partnership, as described in the Prospectus, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities.

                                    (v) Development-III is validly existing as a
                           corporation in good standing under the laws of the Commonwealth of Pennsylvania and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock of Development-III has been duly authorized and validly issued and is fully paid and non-assessable, has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and all of the capital stock of Development-III owned by the Operating Partnership, as described in the

                           Prospectus, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities.

                                    (vi) SP Trust is validly existing as a
                           business trust in good standing under the laws of the Commonwealth of Pennsylvania and has all trust power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Registration Statement and the Prospectus. All of the issued and outstanding equity interests of SP Trust have been duly authorized and validly issued and are fully paid and non-assessable, are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities and have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws).

                                    (vii) Each of the Property Affiliates is
                           validly existing as a limited partnership, limited liability company or other entity in good standing under the laws of the jurisdiction in which it was organized, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. Except as set forth in the Prospectus, all of the partnership interests, membership interests or other equity interests, as the case may be, of each Property Affiliate have been duly and validly authorized and issued, are fully paid and non-assessable and all such interests owned directly or indirectly by the Company and the Operating Partnership, as described in the Prospectus, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities.

                                    (viii) (A) This Agreement has been duly and
                           validly authorized, executed and delivered by the Operating Partnership, and has been duly and validly executed and delivered by the Company, and assuming due authorization, execution and delivery by the Underwriters and due authorization by the Company, is a valid and binding agreement of the Operating Partnership; and (B) the Operating Partnership Agreement and the partnership agreement, limited liability company agreement or similar such document of each Property Affiliate, have been duly and validly authorized, executed and delivered by each Transaction Entity party thereto and are valid and binding agreements of the parties thereto, enforceable against such parties in accordance with their terms.

                                    (ix) Each of the Indenture and the
                           Supplemental Indenture has been duly authorized, executed and delivered by the Operating Partnership and (assuming due execution and delivery by the Trustee) constitutes a valid and binding agreement on the part of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms; each of the Indenture and the Supplemental Indenture conforms in all material respects to the descriptions thereof contained in the Prospectus.

                                    (x) The Notes have been duly authorized,
                           executed, issued and delivered by the Operating Partnership, and constitute valid and binding obligations of the Operating Partnership entitled to the benefits of the Indenture and enforceable against the Operating Partnership in accordance with their terms. Upon payment of the purchase price and delivery of the Notes in accordance herewith, each of the Underwriters will receive good, valid and marketable title to the Notes, which to such counsel's knowledge, after due inquiry, are free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims, restrictions and equities. The terms of the Notes conform to all statements and descriptions related thereto contained in the Prospectus. The Notes rank and will rank on a parity with all unsecured indebtedness (other than subordinated indebtedness of the Operating Partnership that is outstanding on the date thereof or that may be incurred thereafter), and senior to all subordinated indebtedness of the Operating Partnership that is outstanding on the date thereof or that may be incurred thereafter, except that the Notes will be effectively subordinated to the prior claims of each secured mortgage lender to any specific Property which secures such lender's mortgage.

                                    (xi) To the knowledge of such counsel, the
                           execution, delivery and performance of this Agreement by each of the Transaction Entities and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Transaction Entities or their subsidiaries is a party or by which either of the Transaction Entities or their subsidiaries is bound or to which any of the Properties or other assets of either of the Transaction Entities or their subsidiaries is subject, or (ii) conflict with or result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of the Transaction Entities or their subsidiaries or any of their properties or assets; and except for the registration of the Notes under the Securities Act and the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture or the Supplemental Indenture by the Transaction Entities and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Notes.

            (xii) The issuance and delivery of the Notes by the Operating Partnership and the compliance by the Operating Partnership with all of the provisions of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary partnership action. The execution, delivery and performance of this Agreement by each of the Transaction Entities and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of the provisions of the charter, by-laws, certificate of limited partnership or agreement of limited partnership of either of the Transaction Entities or their subsidiaries.

            (xiii) Except as set forth in the Prospectus, to the knowledge of such counsel, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the transfer of the Notes pursuant to the Operating Partnership's certificate of limited partnership, its agreement of limited partnership, as amended to the date hereof, or any agreement or other instrument to which the Operating Partnership is a party.

            (xiv) To the knowledge of such counsel, other than as set forth in the Prospectus and other than certain persons who have contributed Properties to the Partnership in exchange for Units and rights of persons whose securities are already registered under the Securities Act, as well as persons who may acquire preferred shares of the Company in exchange for preferred units of partnership interest in the Operating Partnership, there are no contracts, agreements or understandings between the Company and/or the Operating Partnership, on the one hand, and any person, on the other hand, granting such person the right to require the Company or the Operating Partnership to file a registration statement under the Securities Act with respect to any securities of the Company or the Operating Partnership owned or to be owned by such person or to require the Company or the Operating Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or the Operating Partnership under the Securities Act.

            (xv) To the knowledge of such counsel, there are no legal or governmental proceedings pending to which either Transaction Entity or their subsidiaries is a party or of which any property or assets of either Transaction Entity or their subsidiaries is the subject which are not disclosed in the Prospectus and which, if determined adversely to such Transaction Entity or subsidiary, might reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company; and to the knowledge of such counsel no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (xvi) To the knowledge of such counsel, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

            (xvii) To the knowledge of such counsel, no relationship, direct or indirect, exists between or among either of the Transaction Entities on the one hand, and the trustees, officers, shareholders, customers or suppliers of the Transaction Entities on the other hand, which is required by Item 404 of Regulation S-K to be described in the Prospectus which is not so described.

            (xviii) To the knowledge of such counsel, each "pension plan" maintained by either Transaction Entity that is intended to be qualified under section 401(a) of the Code is (i) so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification and (ii) in compliance in all material respects with all presently applicable provisions of ERISA; to the knowledge of such counsel, no Transaction Entity has received notification of a "reportable event" (as defined in ERISA) with respect to any "pension plan" (as defined in ERISA) for which either Transaction Entity would have any liability; to the knowledge of such counsel, neither Transaction Entity has incurred or expects to incur, liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) section 412 or 4971 of the Code.

            (xix) To the knowledge of such counsel, no Transaction Entity or Property Affiliate is in violation of its charter, by-laws, certificate of limited partnership, agreement of limited partnership, or other similar organizational document, nor, to the knowledge of such counsel, has a default been asserted in any respect, and it has not been asserted that any event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of the Properties or any of its other properties or assets is subject.

            (xx) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Securities Act and the Exchange Act or such as may be required under state securities, real estate syndication or Blue Sky laws governing the purchase and distribution of the Notes) for the valid issuance and sale of the Notes to the Underwriters as contemplated by this Agreement.

            (xxi) Neither Transaction Entity nor any of their subsidiaries is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

            (xxii) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act (other than the financial statements and related schedules and financial information and data included therein, as to which no opinion need be rendered), at the time they were filed with the Commission, complied and will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

            (xxiii) The Registration Statement was declared effective under the Securities Act and the Indenture was duly qualified under the Trust Indenture Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.

            (xxiv) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to the Delivery Date (other than the financial statements and related schedules and other financial information and data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act, the Rules and Regulations and the Trust Indenture Act and the rules and regulations thereunder, and the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations thereunder.

            (xxv) The statements contained in the Prospectus under the captions "Risk Factors," "Description of Debt Securities," "Description of Preferred Shares," "Description of Warrants," "Description of Notes," and "Federal Income Tax Considerations with Respect to the Trust and the Operating Partnership" together with "Certain Federal Income Tax Considerations," insofar as those statements are descriptions of contracts, agreements or other legal documents, or they describe federal statutes, rules and regulations, and except to the extent such statements are statistics or calculations constitute a fair summary thereof.

      In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the Commonwealth of Pennsylvania and the laws of the State of Maryland; (ii) as to matters of Maryland law, state that its opinion is given solely in reliance upon the opinion of Saul Ewing LLP;
      (iii) state that its opinion does not address (A) Federal Reserve Board margin regulations; (B) Federal or state antitrust and unfair competition laws and regulations; (C) Local Laws (as defined in The Legal Opinion Accord of the ABA Section of Business Law (1991); (D) compliance with fiduciary duty requirements; (E) Federal and state racketeering laws and regulations; (F) Federal and state health and safety laws and regulations; and (G) Federal and state laws, regulations and policies concerning (x) national and local emergency, (y) possible judicial deference to acts of foreign states, and (z) criminal and civil forfeiture laws; and (iv) in giving the opinion referred to in subclause (B) in Section 7(d)(A)(vii)(A), state that such opinion with respect to the enforceability of such documents may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles. Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated the Delivery Date, in form and substance satisfactory to the Underwriters, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except to the extent of the opinion contained in Section 7(d)(A)(xxii), and may state that such counsel expresses no belief with respect to the financial statements and notes thereto and other financial information and data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or the Statement of Eligibility on Form T-1 of the Trustee.

                  (B) Saul Ewing LLP shall have furnished to the Underwriters its written opinion, as Maryland counsel to the Company, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

                  (i) The Company has been duly formed and is validly existing as a real estate investment trust in good standing under and by virtue of the laws of the State of Maryland, and has all trust power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement.

                  (ii) This Agreement has been duly and validly authorized,
            executed and delivered by the Company, and assuming due authorization, execution and delivery by the Underwriters and the Operating Partnership, is a valid and binding agreement of the Company except as limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights or (b) general equitable principles.

                  (iii) To the knowledge of such counsel, the execution,
            delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body of the State of Maryland that has jurisdiction over the Company or any of its properties or assets.

                  (iv) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of the provisions of the Declaration of Trust or by-laws of the Company.

                  (v) To the knowledge of such counsel, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject which are not disclosed in the Prospectus and which, if determined adversely to the Company, might reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company; and to the best knowledge of such counsel no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

      Such counsel shall state that Clifford Chance Rogers & Wells LLP, counsel for the Underwriters, may rely on its opinion.

            (e) Wolf, Block, Schorr and Solis-Cohen LLP shall have furnished to the Underwriters its written opinion, dated the Delivery Date, with respect to such tax matters, including without limitation the qualification of the Company as a real estate investment trust and the classification of the Operating Partnership as a partnership (and not as a corporation) for federal income tax purposes, as the Underwriters may reasonably require.

            (f) The Underwriters shall have received from Clifford Chance Rogers & Wells LLP, counsel for the Underwriters, such opinion or opinions, dated the

      Delivery Date, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

            (g) At the time of execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in, or incorporated by reference in, the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

            (h) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the "initial letter"), the Underwriters shall have received from Ernst & Young a letter (the "bring-down letter"), addressed to the Underwriters and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

            (i) The Transaction Entities shall have furnished to the Underwriters a certificate, dated the Delivery Date, of the Chairman of the Board, Chief Executive Officer, President or a Vice President of the Company and the chief financial officer of the Company (in each case, for the Company and for the Company as general partner of the Operating Partnership) stating that:

                  (i) The representations, warranties and agreements of the
            Transaction Entities in Section 1 are true and correct as of the Delivery Date; the Transaction Entities complied with all of their agreements contained herein; and the conditions set forth in Sections 7(a) and 7(i) have been fulfilled; and

                  (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus, in light of the circumstances in which they were made), and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

            (j) (i) None of the Transaction Entities or their subsidiaries or any Property shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of either Transaction Entity or any change, or any development involving a prospective change, in or affecting any Property Affiliate or Property or the general affairs, management, financial position, shareholders' equity or results of operations of either Transaction Entity, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

            (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred any other calamity or crisis in the United States or elsewhere resulting in a material disruption in the financial markets in the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the

      Notes being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

            (l) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Operating Partnership's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Operating Partnership's debt securities.

            (m) The Transaction Entities shall not have failed at or prior to the Delivery Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Delivery Date.

            (n) On the Delivery Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

            (o) The Operating Partnership shall have furnished or caused to be furnished to the Underwriters such further certificates and documents as the Underwriters shall have reasonably requested.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

            Any certificate or document signed by any officer of the Transaction Entities and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Transaction Entities to each Underwriter as to the statements made therein.

            8. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Notes may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission.

            9. Default by One or More of the Underwriters. If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Notes which the defaulting Underwriter agreed but failed to purchase on the Delivery Date in the respective proportions which the principal amount of Notes set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total aggregate principal amount of Notes set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Notes on the Delivery Date if the total aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total aggregate principal amount of Notes to be purchased on the Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes which it agreed to purchase on the Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on the Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Underwriters do not elect to purchase the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Transaction Entities, except that the Transaction Entities will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 12. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 9, purchases Notes which a defaulting Underwriter agreed but failed to purchase.

            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Transaction Entities for damages caused by its default. If other underwriters are obligated or agree to purchase the Notes of a defaulting or withdrawing Underwriter, either the Underwriters or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Operating Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

            10. Indemnification and Contribution.

            (a) The Transaction Entities jointly and severally, shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Operating Partnership (or based upon any written information furnished by the Operating Partnership) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made), or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Transaction Entities shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Transaction Entities shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Transaction Entities through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein; provided further, that the Transaction Entities shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action to or by any person arises out of, or is based upon, any untrue statement or omission of material fact made in any prospectus, to the extent that any such loss, claim, damage or liability or action to or by such person results from the fact that (i) the Company had previously furnished copies of the Prospectus to the Underwriters, (ii) delivery of the Prospectus was required by the Securities Act to be made to such person,
(iii) the untrue statement or omission of a material fact contained in the prospectus was corrected in the Prospectus, (iv) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus and (v) such correction would have cured the defect giving rise to such loss, damage or liability. The foregoing indemnity agreement is in addition to any liability which the Transaction Entities may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

            (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Transaction Entity, its officers and employees, each of its trustees, and each person, if any, who controls each Transaction Entity within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which each Transaction Entity or any such trustee, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration

Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Transaction Entities through the Underwriters by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse each Transaction Entity and any such trustee, officer or controlling person for any legal or other expenses reasonably incurred by each Transaction Entity or any such trustee, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to each Transaction Entity or any such trustee, officer, employee or controlling person.

            (c) Promptly after receipt by an indemnified party under this
Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ its own counsel, with such counsel, in the case of the Underwriters, to represent jointly the Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Transaction Entities under this
Section 10 if, in the reasonable judgment of the Underwriters, it is advisable for the Underwriters and those officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Transaction Entities. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

            (d) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Transaction Entities, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 10(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(d) are several in proportion to their respective underwriting obligations and not joint.

            (e) The Underwriters severally confirm and each Transaction Entity acknowledges that the statements on page S-13 of the Prospectus Supplement (i) with respect to the concession and reallowance figures in the third paragraph and (ii) in the eighth paragraph, are correct and constitute the only information concerning such Underwriters furnished in writing to the Transaction Entities by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Preliminary Prospectus, if any, and the Prospectus.

            11. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Operating Partnership prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(i), 7(j), 7(k), 7(l) or 7(m), shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.

            12. Reimbursement of Underwriters' Expenses. If the Operating Partnership shall fail to tender the Notes for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Transaction Entities to perform any agreement on their part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Transaction Entities is not fulfilled, the Transaction Entities will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Transaction Entities shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Transaction Entities shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

            13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent by
            mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 10(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019;

                  (b) if to the Transaction Entities shall be delivered or sent by mail, telex or facsimile transmission to the Company, 65 Valley Stream Parkway, Malvern, PA 19355, Attention: General Counsel (Fax:
            610-644-2175);

provided, however, that any notice to an Underwriter pursuant to Section 10(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Transaction Entities shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

            14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Transaction Entities and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Transaction Entities contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(b) of this Agreement shall be deemed to be for the benefit of trustees of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Transaction Entities within the meaning of section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            15. Survival. The respective indemnities, representations, warranties and agreements of the Transaction Entities and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

            16. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

            17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

            18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

            19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.


                              Very truly yours,

                              LIBERTY PROPERTY TRUST



                              By /s/ Willard G. Rouse III
                                 ----------------------------------------------
                                 Name:        Willard G. Rouse III
                                 Title:       Chairman of the Board and Chief
                                              Executive Officer



                              LIBERTY PROPERTY LIMITED PARTNERSHIP

                              By:   Liberty Property Trust, its general partner


                              By:/s/ Willard G. Rouse III
                                 ----------------------------------------------
                                 Name:     Willard G. Rouse III
                                 Title:    Chairman of the Board and Chief
                                           Executive Officer



Accepted:


LEHMAN BROTHERS INC.



By:/s/ Frederick T. Caven, Jr.
   -----------------------------------
         Authorized Representative

For itself and on behalf of
the Underwriters

                                   SCHEDULE I


                                                 PRINCIPAL
       UNDERWRITERS                            AMOUNT OF NOTES
       ------------                           -----------------
Lehman Brothers Inc.                              $87,000,000.00
Banc One Capital Markets, Inc.                    $ 10,500,000
Credit Suisse First Boston Corporation            $ 10,500,000
Wachovia Securities, Inc.                         $ 10,500,000
Goldman, Sachs & Co.                              $ 10,500,000
J.P. Morgan Securities Inc.                       $ 10,500,000
Salomon Smith Barney Inc.                         $ 10,500,000
                                                  ------------
                                                  $150,000,000
                                                  ============

                                   SCHEDULE II



Senior Notes Due 2012

Principal Amount                                     $150,000,000.00
Coupon:                                              6.375%
Settlement Date:                                     August 22, 2000

Price to Public:                                     99.558%
Price to Public:                                     $149,337,000

Underwriting Discount:                               0.650%
Underwriting Discount:                               $975,000

Price to Company:                                    98.908%
Proceeds to the Company (before expenses)            $148,362,000

Maturity Date:                                       August 15, 2012

                                  SCHEDULE III


Florida, Kansas, Maryland, Michigan, Minnesota, New Jersey, North Carolina, South Carolina, Texas, Virginia and Wisconsin.


                                       40